SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 4, 2001
Date of Report

Earliest Reported
Event is August 28, 2001
MARINEMAX, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 1-14173

Delaware	59-3496957
(State or other jurisdiction of incorporation or jurisdiction)	(IRS Employer Identification No.)

18167 U.S. 19 North, Suite 499	33764
Clearwater, Florida	(Zip Code)
(Address of principal executive offices)

(727) 531-1700
Registrant’s telephone number, including area code.

(Former names or former address, if changed since last report)

Item 5. On September 4, 2001, MarineMax, Inc. issued the following press release:

CONTACT:	Michael H. McLamb Chief Financial Officer MarineMax, Inc. 727/531-1700	Darren Barker 562/698-6771 Tom Ryan 203/222-9013 Integrated Corporate Relations, Inc.

MARINEMAX, INC. ADOPTS STOCKHOLDERS’ RIGHTS PLAN

CLEARWATER, FL – September 4, 2001 – MarineMax, Inc. (NYSE: HZO) today announced that its Board of Directors has adopted a Stockholders’ Rights Plan (the “Rights Plan”). Under the Rights Plan, the Company will issue a dividend of one Preferred Share Purchase Right for each share of common stock of the Company held by stockholders of record as of the close of business on September 7, 2001. Each Right will entitle stockholders to buy one-thousandth of a share of newly created Series A Junior Participating Preferred Stock of the Company at an exercise price of $50.00, subject to adjustment.

William H. McGill, Jr., Chairman of the Board and Chief Executive Officer of MarineMax commented, “The Rights Plan is designed to ensure fair value and equal treatment for our stockholders in the event of an unsolicited buyout attempt. The Rights Plan is not being adopted in response to any specific effort to acquire control of MarineMax. The defensive measure is similar to stockholder rights plans commonly adopted by public companies and encourages unsolicited bidders to negotiate directly with the Company to protect our stockholders’ interests.”

In general, subject to certain limited exceptions, the stock purchase Rights become exercisable when a person or group acquires 15% or more of the Company’s common stock or a tender offer or exchange offer for 15% or more of the Company’s common stock is announced or commenced. The Company’s Board of Directors may redeem the stock purchase Rights at $0.01 per stock purchase right at any time before any person or group acquires 15% or more of the outstanding common stock of the Company. Until the stock purchase Rights become exercisable, outstanding common stock certificates, together with a summary of the stock purchase Rights will evidence the stock purchase Rights.

The dividend distribution will be made on September 7, 2001, payable to stockholders of record as of that date. The Rights will expire in ten years. The Rights Plan adoption and Rights distribution is a non-taxable event with no impact on the Company’s financial results. A copy of the complete Rights Plan will be included with the appropriate filings with the Securities and Exchange Commission.

Headquartered in Clearwater, Florida, MarineMax is the world’s largest recreational boat retailer. Focused on premium brands, such as Sea Ray, Boston Whaler, and Hatteras, the Company sells new and used recreational boats and related marine products, and provides yacht brokerage service through its wholly owned subsidiary, Woods & Oviatt. The Company currently operates 53 retail locations in Arizona, California, Delaware, Florida, Georgia,

Minnesota, Nevada, New Jersey, North Carolina, Ohio, South Carolina, Texas, and Utah. MarineMax is a New York Stock Exchange-listed Company.

Item 7. Exhibits.

Rights Agreement, dated as of August 28, 2001, between MarineMax, Inc. and American Stock Transfer & Trust Company, as rights agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2001	MARINEMAX, INC.

By: /s/ William H. McGill, Jr. Name: William H. McGill, Jr. Title: Chairman of the Board and Chief Executive Officer

Exhibit Index

Exhibit	Description

4.1	Rights Agreement, dated as of August 28, 2001, between MarineMax, Inc. and American Stock Transfer & Trust Company, as rights agent.